Exhibit 10.19

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (this “First Amendment”) is made this 18 day of January, 2013 by and between KTR LOU I LLC, a Delaware limited liability company (“Landlord”) and Alliance Entertainment, LLC, a Delaware limited liability Company (“Tenant”).

RECITALS

WHEREAS, Cedar Grove-Crossdock, LLC, a Kentucky limited liability company and predecessor-in-interest to Landlord (“Original Landlord”), and Tenant entered into that certain Multi-Tenant Industrial Triple Net Lease dated as of December 14, 2007 (the “Original Lease”), whereby Original Landlord leased to Tenant, and Tenant accepted and leased from Original Landlord, certain premises consisting of approximately 404,039 rentable square feet (the “Current Premises”) in the building located at 300 Omicron Court, Shepherdsville, Kentucky (the “Building”); and

WHEREAS, Landlord, as successor-in-interest to Original Landlord, and Tenant desire to amend certain terms of the Original Lease in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and the terms and provisions of this First Amendment, Landlord and Tenant agree as follows:

1.

Capitalized Terms. The Original Lease, as modified by this First Amendment, is referred to as the “Lease”. Capitalized terms used but not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Original Lease.

2.	Expansion.

2.1 Expansion Premises A. Retroactively effective as of January 1, 2013, the Current Premises shall be expanded to include that certain space located in the Building which consists of the approximately 140,548 square foot area (“Expansion Premises A”) labeled as “Expansion Premises A” on the site plan (“Site Plan”), which Site Plan is attached as Exhibit A hereto, and all references in the Lease to the “Premises” from and after January 1, 2013 shall mean the Current Premises expanded to include Expansion Premises A. Base Rent and Additional Rent applicable to Expansion Premises A shall begin to accrue effective as of January 1, 2013. From and after January 1, 2013, Tenant’s Share shall be increased to 82.3%.

2.2 Expansion Premises B and Expansion Premises C. As of the date hereof, pursuant to the terms of an agreement (the “Amazon Agreement”) by and between Landlord and Amazon.com kydc LLC, a Delaware limited liability company (“Amazon”), Amazon occupies approximately 117,500 rentable square feet in the Building, consisting of (i) the approximately 47,000 square foot area (“Expansion Premises B”) labeled as “Expansion Premises B” on the Site Plan, and (ii) the approximately 70,500 square foot area (“Expansion Premises C”) labeled as “Expansion Premises C” on the Site Plan.

The term of the Amazon Agreement is scheduled to expire (a) on July 31, 2013 with respect to Expansion Premises B, and (b) on or before April 30, 2014 with respect to Expansion Premises C. Accordingly, (I) the “Expansion Premises B Commencement Date” shall be August 1, 2013, and (II) the “Expansion Premises C Commencement Date” shall be the first business day following the date on which Amazon has vacated Expansion Premises C, but in no event shall the Expansion Premises C Commencement Date occur prior to August 1, 2013; provided, however, (A) in the event Amazon has not vacated Expansion Premises B as of July 31, 2013, then the Expansion Premises B Commencement Date shall automatically be extended until the first business day following the date on which Amazon has vacated Expansion Premises B, and (B) in the event Amazon has not vacated Expansion Premises C as of April 30, 2014, then the Expansion Premises C Commencement Date shall automatically be extended until the first business day following the date on which Amazon has vacated Expansion Premises C. Notwithstanding the foregoing, (y) in the event Amazon fails to vacate Expansion Premises B on or prior to November 30, 2013 (the “Expansion B and C Drop Dead Date”), notwithstanding Landlord’s good faith and commercially reasonable efforts to cause Amazon to vacate Expansion Premises B in accordance with the Amazon Agreement, Tenant shall have the right to terminate this First Amendment as it relates solely to Expansion Premises B and Expansion Premises C by giving written notice to Landlord of its intention to do so (an “Expansion B and C Termination Notice”) not later than fifteen (15) days after the Expansion B and C Drop Dead Date, and (z) in the event Amazon fails to vacate Expansion Premises C on or prior to September 1, 2014 (the “Expansion C Drop Dead Date”), notwithstanding Landlord’s good faith and commercially reasonable efforts to cause Amazon to vacate in accordance with the Amazon Agreement, Tenant shall have the right to terminate this First Amendment as it relates solely to Expansion Premises C by giving written notice to Landlord of its intention to do so (an “Expansion C Termination Notice”) not later than fifteen (15) days after the Expansion C Drop Dead Date.

In the event Tenant timely delivers to Landlord an Expansion B and C Termination Notice in accordance with this Section 2.2, thereafter neither Landlord nor Tenant shall have any obligations whatsoever to the other hereunder with respect to Expansion Premises B and Expansion Premises C. In the event Tenant timely delivers to Landlord an Expansion C Termination Notice in accordance with this Section 2.2, thereafter neither Landlord nor Tenant shall have any obligations whatsoever to the other hereunder with respect to Expansion Premises C.

In addition, in the event an Expansion B and C Termination Notice is properly delivered in accordance herewith, Landlord shall, at Tenant’s request, (i) promptly replace the fence that currently separates Expansion Premises A and Expansion Premises B with a demising wall, and (ii) at Tenant’s request, remove the demising wall which currently separates the Current Premises from Expansion Premises A. Effective as of (i) the Expansion Premises B Commencement Date, the Premises shall be expanded to include Expansion Premises B and all references in the Lease to the “Premises” from and after the Expansion Premises B Commencement Date shall mean the Premises expanded to include Expansion Premises B, and (ii) the Expansion Premises C Commencement Date, the Premises shall be expanded to include Expansion Premises C and all references in the Lease to the “Premises” from and after the Expansion Premises C Commencement Date shall mean the Premises expanded to include Expansion Premises C. From and after the Expansion Premises B Commencement Date, Tenant’s Share shall be increased to 89.4% and from and after the Expansion Premises C Commencement Date, Tenant’s Share shall be increased to 100%. Landlord shall not amend or alter, or waive or reinstate any provision of, the Amazon Agreement, or enter into any alternative agreement with Amazon or any affiliate of Amazon, which in any such case would have the effect of extending Amazon’s rights to occupy Expansion Premises B or Expansion Premises C beyond those rights which Amazon currently has pursuant to the current Amazon Agreement.

2.3Base Rent. Effective as of January 1, 2013, the schedule of Base Rent shall be and is hereby revised as follows:

Period*	Monthly Base Rent
January 1, 2013 – July 31, 2013	$174,721.66
August 1, 2013 – August 31, 2013	$189,800.83
September 1,2013 – April 30, 2014	$209,027.41
May 1, 2014 – August 31, 2018	$233,937.41

*The schedule of Base Rent set forth above assumes an Expansion Premises B Commencement Date of August 1, 2013 and Expansion Premises C Commencement Date of May 1, 2014. In the event that the Expansion Premises B Commencement Date occurs after August 1, 2013, then the schedule of Base Rent set forth above shall be appropriately adjusted to reflect the commencement of payment of Base Rent for Expansion Premises B upon the occurrence of the Expansion Premises B Commencement Date. In the event that the Expansion Premises C Commencement Date occurs either before or after May 1, 2014, then the schedule of Base Rent set forth above shall be appropriately adjusted to reflect the commencement of payment of Base Rent for Expansion Premises C upon the occurrence of the Expansion Premises C Commencement Date.

3.

Additional Rent. Tenant shall continue to pay Additional Rent as set forth in the Original Lease; provided, however, (i) effective from and after January 1, 2013, Tenant shall pay Additional Rent to Landlord with respect to Expansion Premises A, (ii) from and after the Expansion Premises B Commencement Date, Tenant shall pay Additional Rent to Landlord with respect to Expansion Premises B, and (iii) from and after the Expansion Premises C Commencement Date, Tenant shall pay Additional Rent to Landlord with respect to Expansion Premises C. Notwithstanding anything to the contrary set forth in the Original Lease, (i) for purposes of calculating the cap on increases in controllable Operating Expenses (as described in Section 6.2 of the Original Lease), for the period of January 1, 2013 through December 31, 2013, Landlord shall include an estimate of the controllable Operating Expenses that would have been applicable to Expansion Premises A for the period of January 1, 2012 through December 31, 2012, (ii) for purposes of calculating the cap on increases in controllable Operating Expenses for the period commencing on the Expansion Premises B Commencement Date and continuing through the date that is one (1) year after the occurrence of the Expansion Premises B Commencement Date, Landlord shall include an estimate of the controllable Operating Expenses that would have been applicable to Expansion Premises B for the one-year period preceding the Expansion Premises B Commencement Date, and (iii) for purposes of calculating the cap on increases in controllable Operating Expenses for the period commencing on the Expansion Premises C Commencement Date and continuing through the date that is one (1) year after the occurrence of the Expansion Premises C Commencement Date, Landlord shall include an estimate of the controllable Operating Expenses that would have been applicable to Expansion Premises C for the one-year period preceding the Expansion Premises C Commencement Date.

4.	Landlord Work Items. Landlord, at Landlord’s sole cost, shall perform the following work items with respect to Expansion Premises A, Expansion Premises B and Expansion Premises C:

4.1

Expansion Premises A. As soon as is reasonably practical, Landlord shall (i) cut two (2) openings in the demising wall separating the Current Premises and Expansion Premises A at the locations to be mutually agreed upon by Landlord and Tenant, (ii) seal the warehouse floor in Expansion Premises A, (iii) cause the electric utilities to be separately metered, (iv) provide lighting to 30 foot candles throughout the unracked shell Expansion Premises A, and (v) fill or smooth the transition floor located at the two (2) openings in the demising wall to industry standards.

4.2

Expansion Premises B. As soon as is reasonably practical after the Expansion Premises B Commencement Date, Landlord shall (i) remove the fence separating Expansions Premises A and Expansion Premises B, (ii) cause the electric utilities to be separately metered, (iii) provide lighting to 30 foot candles throughout the unracked shell Expansion Premises B, (iv) promptly remove the demising wall separating the Current Premises and Expansion Premises A, and (v) promptly fill or smooth the transition floor separating the Current Premises and Expansion Premises A to industry standards.

4.3

Expansion Premises C. As soon as is reasonably practical after the Expansion Premises C Commencement Date, Landlord shall (i) cause the electric utilities to be separately metered, (ii) provide lighting to 30 foot candles throughout the unracked shell Expansion Premises C, and (iii) promptly remove the demising wall separating Expansion Premises B and Expansion Premises C.

5.

Security Allowance. Expansion Premises A and Expansion Premises B are separated by a fence and Tenant intends to install additional security and surveillance equipment, including, without limitation, three (3) closed circuit television cameras and a laser detection system (collectively, the “Security Equipment”). In the event Tenant installs the Security Equipment, Landlord shall thereafter contribute $875 per month (to be adjusted proportionately for any partial month) for the period commencing on the date on which the Security Equipment is installed and fully operational, and ending on the Expansion Premises B Commencement Date, toward the cost of the Security Equipment, provided, however, that in no event shall Landlord’s aggregate contributions toward the Security Equipment exceed $7,000.

6.

Termination Option. The Termination Date is hereby extended until the date that is the last day of the calendar month that is thirty-six (36) months after the date of this First Amendment, provided, however, that immediately upon the occurrence of the Expansion Premises B Commencement Date, the Termination Date shall hereby be deemed to be extended until the date that is the last day of the calendar month that is thirty-six (36) months after the Expansion B Commencement Date. In order for Tenant to exercise the Termination Option, Tenant must deliver a Termination Notice to Landlord on or before the date that is six (6) months before the Termination Date and payment of the Termination Fee to Landlord within ninety (90) days of Tenant’s delivery of the Termination Notice to Landlord. Except as modified in this Section 5, the terms of Section 22 of the Original Lease shall remain applicable.

7.

Deletion of Original Lease Provisions. Sections 21 and 23 of the Original Lease shall be deemed to be deleted in their entirety upon the earliest to occur of (i) the Expansion Premises C Commencement Date, (ii) the date on which an Expansion B and C Termination Notice is given by Tenant to Landlord, or (iii) the date on which an Expansion C Termination Notice is given by Tenant to Landlord.

8.

Source Guaranty. In connection with the Original Lease, Source Interlink Companies, Inc., a Delaware corporation (“Source”), executed and delivered that certain Guaranty Agreement dated as of December 14, 2007 (the “Source Guaranty”). Tenant hereby acknowledges and agrees that Source’s obligations under the Source Guaranty remain unmodified and in full force and effect as they relate to the Original Lease and the Current Premises (and all of Tenant’s obligations and liabilities related or attributable thereto). Landlord hereby acknowledges and agrees that while the Source Guaranty continues to be applicable to the Original Lease and the Current Premises (and all of Tenant’s obligations and liabilities related or attributable thereto), all as set forth in the Source Guaranty (the “Original Guaranty Obligations”), Source’s obligations under the Source Guaranty shall hereafter continue to be limited to the Original Guaranty Obligations and Source shall have no additional obligations to Landlord with respect to Expansion Premises A, Expansion Premises B or Expansion Premises C.

9.	Tenant’s Notice Address. Tenant’s Address for Notice, as set forth in the Original Lease, is hereby replaced in its entirety with the following:

Alliance Entertainment, LLC
1401 NW 136th Avenue, Suite 100
Sunrise, Florida 33323
Attn: Peter Blei
Telephone: (954) 255-4405
Fax: (954) 255-4907

With a copy to:

Sills Cummis & Gross P.C.
One Riverfront Plaza
Newark, New Jersey 07102
Attn: Jeffrey Wasserman, Esq.
Telephone: (973) 643-5879
Fax: (973) 643-6500
And with a copy to:

Project Panther Acquisition Corporation
360 North Cresent Drive
Beverly Hills, CA 90210
Attn: Eva M. Kalawski
Fax: (310) 712-1863

10.	Landlord’s Notice Address. Landlord’s Address for Notice, as set forth in the Original Lease, is hereby replaced in its entirety with the following:

KTR LOU I LLC
5 Tower Bridge
300 Barr Harbor Drive, Suite 150
Conshohocken, PA 19428
Attn: Stephen J. Butte
Telephone: (484) 530-1843
Fax: (484) 530-1888

With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Avenue, Suite 3900
Chicago, Illinois 60606
Attn: Mark J. Beaubien
Telephone: (312) 629-5137
Fax: (312) 984-3150

11.

Brokerage. Landlord shall pay a brokerage commission to Landlord’s Broker and to Tenant’s Broker specified in the Basic Lease Information in the Original Lease in accordance with separate agreements between Landlord and Landlord’s Broker and Tenant’s Broker. Landlord shall have no further or separate obligation for payment of any commissions or fees to any other broker or finder. Landlord warrants to Tenant that Landlord’s sole contact with Tenant or with the Premises in connection with this transaction has been directly with Tenant, Landlord’s Broker and Tenant’s Broker specified in the Basic Lease Information in the Original Lease, and that no other broker or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Landlord. Tenant warrants to Landlord that Tenant’s sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord, Landlord’s Broker and Tenant’s Broker specified in the Basic Lease Information in the Original Lease, and that no other broker or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Tenant. Subject to the foregoing, Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys’ fees, in connection with a claim by any person for a real, estate broker’s commission, finder’s fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys’ fees, based upon any statement, representation or agreement of Landlord.

12.

Miscellaneous. Except as modified herein, the Original Lease, and all of the terms and provisions thereof, shall remain unmodified and in full force and effect. In the event of any conflict between the Original Lease and this First Amendment, the terms of this First Amendment shall prevail. This First Amendment is incorporated into and made a part of the Lease, and any and all references to the Lease hereafter shall include this First Amendment. This First Amendment represents the entire agreement between the parties hereto with respect to the subject hereof and supersedes all prior negotiations, either written or oral, including but not limited to any letters of intent. The Recitals set forth in the preamble to this First Amendment are incorporated herein by reference and made a part of this First Amendment.

13.

Representations. Each party represents and warrants to the other that (i) all action necessary to authorize the execution of this First Amendment has been taken by such party and (ii) the individual executing and delivering this First Amendment on behalf of such party has been authorized to do so, and such execution and delivery shall bind such party.

14.

Counterparts; Facsimile. This First Amendment may be executed in two (2) or more counterparts, each of which shall be considered an original and all of which, when taken together, shall constitute one (1) instrument. A facsimile or electronic pdf counterpart of this First Amendment shall be deemed an original for all relevant purposes.

[Signature Pages Follow]

TENANT:

ALLIANCE ENTERTAINMENT, LLC, a Delaware limited liability company

By:	/s/ George W. Campagna
Its:	CFO

S-2

EXHIBIT A

SITE PLAN

A-1